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About 42% of Decision One business purchased by HMS

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About 42% of Decision One business purchased by HMS

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About 42% of Decision One business purchased by HMS

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About 42% of Decision One business purchased by HMS

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HOUSEHOLD

Gary Gilmer
Vice Chairman – Consumer Lending
President HFC/Beneficial

HOUSEHOLD

Tom Detelich

Managing Director – Consumer Lending Sales

CONSUMER LENDING

Growth of Branch Sales Force



Added 1,100 Sales Execs since 1999
Branch FTE
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1,400
1,350
1,300
1,250
1,200
1,150
1,100
1,050
1,000
Branches
1999
2000
2001
2002
Sales
Staff/Mgmt
# of Branches

CONSUMER LENDING

Economic Challenge

2001 was a year of economic downturn as the economy slowed and unemployment rose

In anticipation, beginning in 2000, we ….

- Significantly tightened underwriting criteria
- Continued the focus on secured growth
- Added 675 collectors in consumer lending

CONSUMER LENDING

Regulatory/Legislative Environment

2001 was a year of heightened regulatory scrutiny and legislative activity

In anticipation, we ….

- Have led the industry toward positive change, beginning with HOEPA
- Established blue ribbon consumer advisory board in February, 2001
- Launched groundbreaking "Best Practices" program in July, 2001
- Initiated call programs to legislators and regulators to take the lead

CONSUMER LENDING

Predatory Lending Issues

- Created high-impact partnerships with community groups to improve consumer financial education
- Launched second series of "Best Practices" in February, 2002